Exhibit 99.1

Mesa Labs Acquires Canadian Distribution
Rights for its Biological Indicators Division

Lakewood, Colorado, April 6, 2016 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of certain assets and liabilities of Pulse Scientific, Inc. (“Pulse”) by the Company’s subsidiary, Mesa Canada, Inc. (“Mesa Canada”). Pulse was a distributor of the Company’s biological indicator (“BI”) products. The acquisition is expected to add approximately $100,000 to Mesa’s revenues and to be accretive to our diluted net income per share during the first twelve months.

Mesa Canada purchased only the BI distribution rights from Pulse and the sales and service of all their other product lines will continue as normal and are not affected in any way by the acquisition of the BI business.

Biological indicators are used to assess the effectiveness of sterilization processes, including steam, gas (such as Ethylene Oxide or Chlorine Dioxide), hydrogen peroxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Pulse has been a distributor of Mesa’s BI products for many years, selling primarily to the pharmaceutical and medical device manufacturing markets. After a short transition period, Mesa Canada will continue this distribution business, from its office in Markham, Ontario. Centralized supply of BI products from Markham will improve the service to Mesa’s Canadian customers by increasing product availability and reducing shipping time.

“This is the first acquisition of one of our distributors in Canada, following the build-out of Mesa’s direct BI sales efforts in Western Europe, which was completed in January, 2016 and included the purchase of twelve of our former BI distributors” said John J. Sullivan, President and CEO of Mesa. “The acquisition of Pulse will enable us to sell direct in Canada to our target pharmaceutical and medical device markets. Selling direct allows Mesa to capture additional margin and to better understand the needs of our customers, enabling us to grow our Canadian BI business more effectively.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products and services, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins. We are organized into four divisions across eight physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, environmental air sampling and semiconductor industries. Our Biological Indicators Division manufactures and markets biological indicators and distributes chemical indicators used to assess the effectiveness of sterilization processes, including steam, hydrogen peroxide, ethylene oxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Continuous Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and a number of other laboratory and industrial environments. Our Cold Chain Division provides parameter monitoring of products in a cold chain, consulting services such as compliance monitoring, packaging development and validation or mapping of transport and storage containers, and thermal packaging products such as coolers, boxes, insulation materials and phase-change products to control temperature during transport.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," "expect," "project," “anticipate,” "estimate," "intend," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2015, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com